UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2016

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 University Plaza Drive, Suite 320
Hackensack, NJ	07601
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) held on June 21, 2016, the Company’s stockholders approved an amendment to the Company’s 2014 Stock Incentive Plan and an amendment the Company’s 2014 Global Share Option Plan (together, the “Amendments”). The Amendments were approved by the Company’s Board of Directors, subject to the approval of the Company’s stockholders, and became effective with such stockholder approval on June 21, 2016. As a result of such stockholder approval, the Company’s equity plans (the “Plans”) were amended to increase the shared pool of shares available for issuance under the Plans by 1,600,000 additional shares (from 600,000 to 2,200,000 shares) of Company Common Stock.

A more complete description of the terms of the Plans and the Amendments can be found in “Proposal No. 2” and “Proposal No. 3” (pages 8 through 21) in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 11, 2016. The foregoing is a brief summary of the principal provisions of the Amendments and does not purport to be complete and is qualified in its entirety by reference to the full text of the Plans, as amended by the Amendments. The Amendments are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02

 (e)  The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan is incorporated herein by reference to Appendix A to the Company’s Definitive Schedule 14A filed May 11, 2016 (File No. 000-36641).
10.2	Amendment No. 1 to the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan is incorporated herein by reference to Appendix B to the Company’s Definitive Schedule 14A filed May 11, 2016 (File No. 000-36641).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 24, 2016	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Chaim Lebovits
Chaim Lebovits
President and Chief Executive Officer